EXHIBIT 4.1

EXHIBIT A

SUBSCRIPTION AGREEMENT

MANHATTAN SCIENTIFICS, INC.

Manhattan Scientifics, Inc. (the "Company") has authorized for sale up to 23,000,000 shares of Common Stock (“Common Stock”) on a “best efforts” basis for the maximum offering of $2,530,000. The undersigned hereby subscribes for the Shares and for the Subscription Price (as defined on the signature page attached hereto). The shares of Common Stock offered for sale by the Company are hereinafter referred to as the Shares. There is no escrow in this offering. The Company will be entitled to use the proceeds individually upon receipt.

The undersigned agrees to pay the Subscription Price for the Shares being purchased hereunder. The entire purchase price is due and payable upon the submission of this Subscription Agreement and shall be payable by wire transfer or check. However, in such event that the Subscription Price has been previously paid, then the Subscription Price shall be deemed fully paid.

The Company has the right to reject this subscription in whole or in part.

The undersigned acknowledges that the Shares being purchased hereunder will not be registered under the Securities Act of 1933 (the "Act"), or the securities laws of any state (the “State Acts”), in reliance upon an exemption from the registration requirements of the Act and the State Acts; that absent an exemption from registration contained in the Act and the State Acts, the Shares would require registration; and that the Company's reliance upon such exemptions is based, in material part, upon the undersigned's representations, warranties, and agreements contained in this Subscription Agreement.

1. The undersigned represents, warrants, and agrees as follows:

a. The undersigned agrees that this Subscription Agreement is and shall be irrevocable.

b. The undersigned has carefully read the Confidential Private Offering Memorandum, dated November 19, 2014, and exhibits thereto (the “Memorandum”). The undersigned has been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of this Offering and the Memorandum and to obtain such additional information, to the extent the Company possesses such information or can acquire it without unreasonable effort or expense, necessary to verify the accuracy of same as the undersigned reasonably desires in order to evaluate the investment. The undersigned understands the Memorandum and the undersigned has had the opportunity to discuss any questions regarding any of the disclosure in the Memorandum with his counsel or other advisor. Notwithstanding the foregoing, the only information upon which the undersigned has relied is that set forth in the Memorandum and the associated risk factors. The undersigned has received no representations or warranties from the Company, its employees, agents or attorneys, in making this investment decision other than as set forth in the Memorandum. The undersigned does not desire to receive any further information.

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c. The undersigned is aware that the purchase of the Shares is a speculative investment involving a high degree of risk, that there is no guarantee that the undersigned will realize any gain from this investment, and that the undersigned could lose the total amount of this investment.

d. The undersigned understands that no federal or state agency has made any finding or determination regarding the fairness of the Shares for investment, or any recommendation or endorsement of the Share.

e. The undersigned is purchasing the Shares for the undersigned's own account, with the intention of holding the Shares with no present intention of dividing or allowing others to participate in this investment or of reselling or otherwise participating, directly or indirectly, in a distribution of the Shares, and shall not make any sale, transfer, or pledge thereof without registration under the Act and any applicable securities laws of any state or unless an exemption from registration is available under those laws.

f. The undersigned represents that if an individual, he has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in this investment in the Shares. The undersigned has no reason to anticipate any material change in his or her personal financial condition for the foreseeable future.

g. The undersigned is financially able to bear the economic risk of this investment, including the ability to hold the Shares indefinitely, or to afford a complete loss of his investment in the Shares.

h. The undersigned represents that the undersigned's overall commitment to investments which are not readily marketable is not disproportionate to the undersigned's net worth, and the undersigned's investment in the Shares will not cause such overall commitment to become excessive. The undersigned understands that the statutory basis on which the Shares are being sold to the undersigned and others would not be available if the undersigned's present intention were to hold the Shares for a fixed period or until the occurrence of a certain event. The undersigned realizes that in the view of the Securities and Exchange Commission (the “Commission”), a purchase now with a present intent to resell by reason of a foreseeable specific contingency or any anticipated change in the market value, or in the condition of the Company, or that of the industry in which the business of the Company is engaged or in connection with a contemplated liquidation, or settlement of any loan obtained by the undersigned for the acquisition of the Shares, and for which such Shares may be pledged as security or as donations to religious or charitable institutions for the purpose of securing a deduction on an income tax return, would, in fact, represent a purchase with an intent inconsistent with the undersigned's representations to the Company, and the Commission would then regard such sale as a sale for which the exemption from registration is not available. The undersigned will not pledge, transfer or assign this Subscription Agreement.

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i. The undersigned represents that the funds provided for this investment are either separate property of the undersigned, community property over which the undersigned has the right of control, or are otherwise funds as to which the undersigned has the sole right of management. The undersigned is purchasing the Shares with the funds of the undersigned and not with the funds of any other person, firm, or entity and is acquiring the Shares for the undersigned's account. No person other than the undersigned has any beneficial interest in the Shares being purchased hereunder.

j. The address shown under the undersigned's signature at the end of this Subscription Agreement is the undersigned's principal residence if he or she is an individual, or its principal business address if it is a corporation or other entity.

k. The undersigned has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares.

l. The undersigned acknowledges that the certificates for the Shares which the undersigned will receive will contain a legend substantially as follows:

THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, TRANSFERRED, MADE SUBJECT TO A SECURITY INTEREST, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS AND UNTIL REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AS AMENDED, OR EVIDENCE SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER SUCH ACT.

The undersigned further acknowledges that a stop transfer order will be placed upon the certificates for the Shares in accordance with the Act. The undersigned further acknowledges that the Company is under no obligation to aid the undersigned in obtaining any exemption from registration requirements. The undersigned further acknowledges that there are restrictions on the transferability of the Company's Shares. The undersigned further acknowledges existing shareholders and investors that participate in this Offering and Memorandum cannot offer, sell, pledge or otherwise transfer the Shares unless subsequently registered pursuant to, or exempt from registration under, the Securities Act and any other applicable federal or state securities laws or regulations.

m. The undersigned represents that the undersigned is an “accredited investor” as that term is defined under the Act.

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2. The undersigned expressly acknowledges and agrees that the Company is relying upon the undersigned's representations contained in the Subscription Agreement.

3. The Company has been duly and validly incorporated and is validly existing and in good standing as a corporation under the laws of the State of Delaware. The Company represents that it has all requisite power and authority, and all necessary authorizations, approvals and orders required as of the date hereof to enter into this Subscription Agreement and to be bound by the provisions and conditions hereof.

4. Except as otherwise specifically provided for hereunder, no party shall be deemed to have waived any of his or its rights hereunder or under any other agreement, instrument or papers signed by any of them with respect to the subject matter hereof unless such waiver is in writing and signed by the party waiving said right. Except as otherwise specifically provided for hereunder, no delay or omission by any party in exercising any right with respect to the subject matter hereof shall operate as a waiver of such right or of any such other right. A waiver on any one occasion with respect to the subject matter hereof shall not be construed as a bar to, or waiver of, any right or remedy on any future occasion. All rights and remedies with respect to the subject matter hereof, whether evidenced hereby or by any other agreement, instrument, or paper, will be cumulative, and may be exercised separately or concurrently.

5. The parties have not made any representations or warranties with respect to the subject matter hereof not set forth herein, and this Subscription Agreement, together with any instruments or documents executed simultaneously herewith in connection with this offering, constitutes the entire agreement between them with respect to the subject matter hereof. All understandings and agreements heretofore had between the parties with respect to the subject matter hereof are merged in this Subscription Agreement and any such instruments and documents, which alone fully and completely expresses their agreement.

6. This Subscription Agreement may not be changed, modified, extended, terminated or discharged orally, but only by an agreement in writing, which is signed by all of the parties to this Subscription Agreement.

7. The parties agree to execute any and all such other further instruments and documents, and to take any and all such further actions reasonably required to effectuate this Subscription Agreement and the intent and purposes hereof.

8. This Subscription Agreement shall be governed by and construed in accordance with the laws of the State of Utah and the undersigned hereby consents to the jurisdiction of the courts of the State of Utah and the United States District Courts situated therein.

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9. The undersigned represents and warrants that he, she or it comes within one category marked below, and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the undersigned comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL. The undersigned agrees to furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

Category A___

 The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000. (In calculating net worth you may include equity in personal property and real estate (but excluding your principal residence), cash, short-term investments, stock and securities. Equity in personal property and real estate should be based on the fair market value of such property less debt secured by such property.)

Category B___

 The undersigned is an individual (not a partnership, corporation, etc.) who had an income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years (in each case including foreign income, tax exempt income and full amount of capital gains and losses but excluding any income of her family members and any unrealized capital appreciation) and has a reasonable expectation of reaching the same income level in the current year.

Category C___	The undersigned is a director or executive officer of the Company.

Category D___

 The undersigned is a bank; a savings and loan association; insurance company; registered investment company; registered business development company; licensed small business investment company ("SBIC"); or employee benefit plan within the meaning of Title 1 of ERISA and (a) the investment decision is made by a plan fiduciary which is either a bank, savings and loan association, insurance company or registered investment advisor, or (b) the plan has total assets in excess of $5,000,000 or (c) is a self directed plan with investment decisions made solely by persons that are accredited investors. (describe entity)

Category E___	The undersigned is a private business development company as defined in section 202(a)(22) of the Investment Advisors Act of 1940. (describe entity)

Category F___

 The undersigned is either a corporation, partnership, Massachusetts business trust, or non-profit organization within the meaning of Section 501(c)(3) of the Internal Revenue Code, in each case not formed for the specific purpose of acquiring the securities and with total assets in excess of $5,000,000. (describe entity)

Category G___

 The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities, where the purchase is directed by a "sophisticated investor" as defined in Regulation 506(b)(2)(ii) under the Act.

Category H___

 The undersigned is an entity (other than a trust) in which all of the equity owners are "accredited investors" within one or more of the above categories. If relying upon this Category alone, each equity owner must complete a separate copy of this agreement.

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The undersigned agrees that the undersigned will notify the Company at any time on or prior to the closing in the event that the representations and warranties in this agreement shall cease to be true, accurate and complete.

10. SUITABILITY (please answer each question)

(a) Please describe your current employment, including the company by which you are employed and its principal business:

(b) Please describe any college or graduate degrees held by you:

(c) Please list types of prior investments:

(d) Please state whether you have participated in other private placements before:

YES_______	NO_______

(e) If your answer to question (d) above was "YES", please indicate frequency of such prior participation in private placements of:

	Public Companies	Private Companies
Frequently
Occasionally
Never

(f) Do you expect your current level of income to significantly decrease in the foreseeable future:

YES_______	NO_______

(g) For trust, corporate, partnership and other institutional subscribers, do you expect your total assets to significantly decrease in the foreseeable future:

YES_______	NO_______

(h) Do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you:

YES_______	NO_______

(i) Are you familiar with the risk aspects and the non-liquidity of investments such as the securities for which you seek to subscribe?

YES_______	NO_______

(j) Do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES_______	NO_______

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11. MANNER IN WHICH TITLE IS TO BE HELD. (circle one)

(a) Individual Ownership

(b) Community Property

(c) Joint Tenant with Right of Survivorship (both parties must sign)

(d) Partnership

(e) Tenants in Common

(f) Company

(g) Trust

(h) Other

12. FINRA AFFILIATION.

Are you affiliated or associated with an FINRA member firm (please check one):

YES_______	NO_______

If Yes, please describe:

If you are affiliated or associated with an FINRA member firm, please advise if you are purchasing the securities in the ordinary course of business and that you have no agreements or understandings, directly or indirectly, with any person to distribute the securities. (please check one):

YES_______	NO_______

*If the undersigned is a Registered Representative with an FINRA member firm, have the following acknowledgment signed by the appropriate party:

The undersigned FINRA member firm acknowledges receipt of the notice required by Article 3, Sections 28(a) and (b) of the Rules of Fair Practice.

Name of FINRA Member Firm

By:
Authorized Officer

Date:

13. The undersigned is informed of the significance to the Company of the foregoing representations and answers contained therein and such answers have been provided under the assumption that the Company will rely on them.

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EXECUTION BY SUBSCRIBER

$_________________________ ($0.11 per share) (the “Subscription Price”)

Shares_____________________ (determined by dividing the above subscription amount by $0.11)

Exact Name in Which Title is to be Held

(Signature)

Name and Title (if applicable)

Address: Number and Street

City	State	Zip Code

Social Security Number or Tax Identification Number

Accepted this ___ day of _________, 201_ on behalf of Manhattan Scientifics, Inc.

By:
Name:	Emmanuel Tsoupanarias
Title:	CEO

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